UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 20, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated October 20, 2008

Item 8.01.  Other Events.

On October 16, 2008, the Massachusetts Education Financing Authority (“MEFA”) redeemed $1.6 million of the Company’s long term marketable securities and paid interest due of approximately $36,000.  Funding was received on October 17, 2008, with $1 million used to pay off the prior advance from UBS Financial Services, Inc. (“UBS”) taken in the form of a margin loan collateralized by the long term marketable securities.

The Company continues to hold $1.05 million of auction rate securities issued by the Massachusetts Educational Financing Authority and anticipates being able to sell its auction rate securities back to UBS at par during the timeframe, January 1, 2009 through January 11, 2011 per the “Auction Rate Securities Summary of Settlement Terms” provided by UBS.

The arbitration claim filed against UBS Financial Services, Inc. with the Financial Industry Regulatory Authority, Inc. and the injunctive action filed against UBS in the 348th Judicial District Court of Tarrant County, Texas are still in place.

Item 9.01: Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 20, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: October 20, 2008	By:	/s/ Garland P. Asher
Garland P. Asher
President and CEO